Exhibit 21.1

Subsidiaries of Burlington Stores, Inc.

Exact Name of Subsidiaries of Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization
Burlington Holdings, LLC	Delaware
Burlington Holdings Finance, Inc.	Delaware
Burlington Coat Factory Holdings, LLC	Delaware
Burlington Coat Factory Investments Holdings, Inc.	Delaware
Burlington Coat Factory Warehouse Corporation Burlington Merchandising Corporation	Delaware Delaware
Burlington Coat Factory of Alabama, LLC	Alabama
Burlington Coat Factory Realty of Huntsville LLC	Alabama
Burlington Coat Factory Warehouse of Anchorage, Inc.	Alaska
Burlington Coat Factory of Arizona, LLC	Arizona
Burlington Coat Factory Realty of Desert Sky, Inc.	Arizona
Burlington Coat Factory Realty of Mesa, Inc.	Arizona
Burlington Coat Factory of Arkansas, LLC	Arkansas
Baby Depot of California, LLC	California
Burlington Coat Factory of California, LLC	California
Burlington Coat Factory Realty of Dublin, Inc.	California
Burlington Coat Factory Realty of Florin, Inc.	California
Burlington Coat Factory Realty of Ventura, Inc.	California
Burlington Coat Factory of San Bernardino, LLC	California
MJM Designer Shoes of California, LLC	California
Burlington Coat Factory of Colorado, LLC	Colorado
Burlington Coat Factory of Connecticut, LLC	Connecticut
Burlington Coat Realty of East Windsor, Inc.	Connecticut
Cohoes Fashions of Connecticut, LLC	Connecticut
Burlington Coat Factory of Delaware, LLC	Delaware
Burlington Coat Factory of Texas, Inc.	Delaware
Burlington Coat Factory of Texas, L.P.	Delaware
Burlington Coat Factory Realty Corp.	Delaware
Burlington Shell 1, Inc.	Delaware
C.F.I.C. Corporation	Delaware
MJM Designer Shoes of Delaware, LLC	Delaware
Scottchris, LLC	Delaware
Bee Ridge Plaza, LLC	Florida
Burlington Coat Factory of Florida, LLC	Florida
Burlington Coat Factory Realty of Coral Springs, Inc.	Florida
Burlington Coat Factory Realty of Orlando, Inc.	Florida
Burlington Coat Factory Realty of Sarasota, Inc.	Florida
Burlington Coat Factory Realty of University Square, Inc.	Florida
Burlington Coat Factory Realty of West Colonial, Inc.	Florida
K&T Acquisition Corp.	Florida
MJM Designer Shoes of Florida, LLC	Florida
Burlington Coat Factory of Georgia, LLC	Georgia
Burlington Coat Factory Realty of Morrow, Inc.	Georgia
Burlington Coat Factory Warehouse of Atlanta, Inc.	Georgia
Burlington Coat Factory of Hawaii, LLC	Hawaii
Burlington Coat Factory of Idaho, LLC	Idaho
Burlington Coat Factory of Illinois, LLC	Illinois
Burlington Coat Factory Realty of Bloomingdale, Inc.	Illinois
Burlington Coat Factory Realty of River Oaks, Inc.	Illinois
Burlington Coat Factory Warehouse of East St. Louis, Inc.	Illinois
Burlington Coat Realty of Gurnee, Inc.	Illinois

Burlington Coat Factory of Indiana, LLC	Indiana
Burlington Coat Factory Realty of Greenwood, Inc.	Indiana
Burlington Coat Factory of Iowa, LLC	Iowa
Burlington Coat Factory of Kansas, LLC	Kansas
Burlington Coat Factory of Kentucky, Inc.	Kentucky
Burlington Coat Factory of Louisiana, LLC	Louisiana
Burlington Coat Factory of Maine, LLC	Maine
Burlington Coat Factory of Maryland, LLC	Maryland
Burlington Coat Factory of Massachusetts, LLC	Massachusetts
Burlington Coat Factory Realty of North Attleboro, Inc.	Massachusetts
Cohoes Fashions of Massachusetts, LLC	Massachusetts
Burlington Coat Factory of Michigan, LLC	Michigan
Burlington Coat Factory Warehouse of Detroit, Inc.	Michigan
Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Michigan
Burlington Coat Factory Warehouse of Redford, Inc.	Michigan
Burlington Coat Factory of Minnesota, LLC	Minnesota
Burlington Coat Factory of Mississippi, LLC	Mississippi
Burlington Coat Factory of Missouri, LLC	Missouri
Burlington Coat Factory Realty of Des Peres, Inc.	Missouri
Burlington Coat Factory of Montana, LLC	Montana
Burlington Coat Factory of Nebraska, LLC	Nebraska
Burlington Coat Factory of Nevada, LLC	Nevada
Burlington Coat Realty of Las Vegas, Inc.	Nevada
Burlington Coat Factory of New Hampshire, LLC	New Hampshire
Burlington Coat Factory Direct Corporation	New Jersey
Burlington Coat Factory of New Jersey, LLC	New Jersey
Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey
Burlington Coat Factory Realty of Paramus, Inc.	New Jersey
Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey
Burlington Coat Factory Warehouse of Edgewater Park, Inc.	New Jersey
Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey
Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey
Cohoes Fashions of New Jersey, LLC	New Jersey
MJM Designer Shoes of Moorestown, Inc.	New Jersey
MJM Designer Shoes of New Jersey, LLC	New Jersey
Super Baby Depot of Moorestown, Inc.	New Jersey
BCF Florence Urban Renewal, LLC	New Jersey
Burlington Coat Factory of New Mexico, LLC	New Mexico
Burlington Coat Factory of New York, LLC	New York
Burlington Coat Factory Realty of Yonkers, Inc.	New York
Cohoes Fashions of New York, LLC	New York
Georgetown Fashions Inc.	New York
LC Acquisition Corp.	New York
MJM Designer Shoes of New York, LLC	New York
Monroe G. Milstein, Inc.	New York
Burlington Coat Factory of North Carolina, LLC	North Carolina
Burlington Coat Factory of North Dakota, LLC	North Dakota
Burlington Coat Factory of Ohio, LLC	Ohio
Burlington Coat Factory Warehouse of Cleveland, Inc.	Ohio
Burlington Coat Factory of Oklahoma, LLC	Oklahoma
Burlington Coat Factory Realty of Tulsa, Inc.	Oklahoma
Burlington Coat Factory of Oregon, LLC	Oregon
Burlington Coat Factory of Pennsylvania, LLC	Pennsylvania
Burlington Coat Factory Realty of Langhorne, Inc.	Pennsylvania
Burlington Coat Factory Realty of West Mifflin, Inc.	Pennsylvania

Burlington Coat Factory Realty of Whitehall, Inc.	Pennsylvania
Burlington Coat Factory Warehouse Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Bristol, LLC	Pennsylvania

Burlington Coat Factory Warehouse of Cheltenham, Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Langhorne, Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Pennsylvania
Burlington Factory Warehouse of Reading, Inc.	Pennsylvania
MJM Designer Shoes of Pennsylvania, LLC	Pennsylvania
Burlington Coat Factory of Puerto Rico, LLC	Puerto Rico
Burlington Coat Factory of Rhode Island, LLC	Rhode Island
Cohoes Fashions of Cranston, Inc.	Rhode Island
Burlington Coat Factory of South Carolina, LLC	South Carolina
Burlington Coat Factory Warehouse of Charleston, Inc.	South Carolina
Burlington Coat Factory of South Dakota, LLC	South Dakota
Burlington Coat Factory Realty of Memphis, Inc.	Tennessee
Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Tennessee
Burlington Coat Factory Warehouse of Memphis, Inc.	Tennessee
Burlington Coat Factory Warehouse of Shelby, Inc.	Tennessee
Burlington Coat Factory Realty of Bellaire, Inc.	Texas
Burlington Coat Factory Realty of El Paso, Inc.	Texas
Burlington Coat Factory Realty of Westmoreland, Inc.	Texas
Burlington Coat Factory Warehouse of Baytown, Inc.	Texas
Burlington Coat Realty of Houston, Inc.	Texas
Burlington Coat Realty of Plano, Inc.	Texas
MJM Designer Shoes of Texas, Inc.	Texas
Burlington Coat Factory of Utah, LLC	Utah
Burlington Coat Factory of Vermont, LLC	Vermont
BCF Cards, Inc.	Virginia
Burlington Coat Factory of Virginia, LLC	Virginia
Burlington Coat Factory of Pocono Crossing, LLC	Virginia
Burlington Coat Factory Realty of Coliseum, Inc.	Virginia
Burlington Coat Factory Realty of Fairfax, Inc.	Virginia
Burlington Coat Factory Warehouse of Coliseum, Inc.	Virginia
Burlington Coat Realty of Potomac, Inc.	Virginia
Burlington Coat Factory of Washington, LLC	Washington
Burlington Coat Factory Realty of Franklin, Inc.	Washington
Burlington Coat Factory of West Virginia, LLC	West Virginia
Burlington Coat Factory of Wisconsin, LLC	Wisconsin